Exhibit 99.1
FOR IMMEDIATE RELEASE
Seven Hills Realty Trust Announces Third Quarter 2022 Results
Net Income Per Share of $0.35, a 13% Sequential Quarter Increase
Adjusted Distributable Earnings Per Share of $0.27, a 13% Sequential Quarter Increase
Aggregate Loan Commitments of $763 Million
____________________________________________________________________________________________________
Newton, MA (October 26, 2022): Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter and nine months ended September 30, 2022.
Tom Lorenzini, President of SEVN, made the following statement:
"We delivered another solid quarter of earnings growth supported by continued investment activity and the positive impact of rising interest rates on our floating rate loan portfolio. During the third quarter, earnings increased sequentially, our quarterly distribution remained well covered and total committed capital increased to $763 million.

We continue to closely monitor the ongoing macroeconomic changes related to rising inflation, higher interest rates and recessionary concerns. Our portfolio's credit quality remains strong, with all of our loans current on debt service and our weighted average risk rating below three. While SEVN has ample cash on hand and is modestly leveraged, we are taking a measured approach to new loan originations, with one loan closed during the quarter and one loan currently in diligence. In the meantime, SEVN's earnings should continue to benefit in the quarters ahead from expected future increases in interest rates."

Quarterly Results

	Three Months Ended
(dollars in thousands, except per share data)	September 30, 2022	June 30, 2022	September 30, 2021
Income from investments, net	$7,799	$7,498	$4,022
Net income	$5,176	$4,578	$2,484
Net income per diluted share	$0.35	$0.31	$0.24
Adjusted Distributable Earnings	$3,943	$3,490	$2,484
Adjusted Distributable Earnings per diluted share	$0.27	$0.24	$0.24
Book value per common share	$18.24	$18.22	$16.32
Adjusted Book Value per common share (1)	$18.80	$18.89	$18.83
(1)Adjusted Book Value per common share is a non-GAAP financial measure that excludes the impact of the unaccreted purchase discount resulting from the excess of the fair value of the loans Tremont Mortgage Trust, or TRMT, then held for investment and which SEVN acquired as a result of the merger with TRMT on September 30, 2021, or the Merger, over the consideration SEVN paid in the Merger. The purchase discount of $36.4 million was allocated to each acquired loan and is being accreted into income over the remaining term of the respective loan. As of September 30, 2022, June 30, 2022 and September 30, 2021, Adjusted Book Value per common share excludes $8.2 million, or $0.56 per common share, $9.8 million, or $0.67 per common share, and $36.4 million, or $2.51 per common share, respectively, of unaccreted purchase discount.
Portfolio Summary

	As of
(dollars in thousands)	September 30, 2022	June 30, 2022	September 30, 2021
Number of loans	28	28	22
Total loan commitments	$763,076	$734,883	$525,885
Weighted average maximum maturity (years)	3.5	3.6	3.7
Weighted average coupon rate	6.59%	5.14%	4.86%
Weighted average all in yield	7.10%	5.64%	5.43%
Weighted average floor	0.55%	0.61%	1.01%
Weighted average risk rating	2.9	2.7	3.0
Weighted average loan to value	68%	68%	68%

Recent Investment Activities

SEVN originated the following first mortgage loan during the three months ended September 30, 2022:

Location	Property Type	Origination Date	Committed Principal	Principal as of September 30, 2022	Coupon Rate	All in Yield	Maximum Maturity (date)	Loan to Value
(dollars in thousands)
Passaic, NJ	Industrial	09/08/2022	$47,000	$38,440	S + 3.85%	S + 4.22%	09/08/2027	69%

•During the quarter ended September 30, 2022, SEVN received $19.5 million of loan repayment proceeds and in October 2022, SEVN received $22.5 million of loan repayment proceeds for an unlevered loan investment.

•In October 2022, SEVN received a loan application from a potential borrower for a first mortgage loan with a total commitment of $24.4 million to finance the acquisition of an industrial property located in Fontana, CA.

Recent Financing Activities

•The aggregate outstanding principal balance under SEVN's secured financing facilities was $505.8 million as of September 30, 2022 and October 24, 2022.

•As of September 30, 2022, SEVN was in compliance with all covenants and other terms under its secured financing facilities.

Distributions
•On August 18, 2022, SEVN paid a quarterly distribution of $0.25 per common share, or approximately $3.7 million, to shareholders of record as of July 25, 2022.

•On October 13, 2022, SEVN declared a quarterly distribution of $0.25 per common share, or approximately $3.7 million, to shareholders of record on October 24, 2022. SEVN expects to pay this distribution on November 17, 2022.

Conference Call
At 11:00 a.m. Eastern Time on Thursday, October 27, 2022, President, Tom Lorenzini, and Chief Financial Officer and Treasurer, Tiffany Sy, will host a conference call to discuss SEVN’s third quarter 2022 financial results. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, November 3, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 6097520.
A live audio webcast of the conference call will also be available in a listen-only mode on SEVN’s website, which is located at www.sevnreit.com. Participants wanting to access the webcast should visit SEVN’s website about five minutes before the call. The archived webcast will be available for replay on SEVN’s website after the call. The transcription, recording and retransmission in any way of SEVN’s third quarter conference call are strictly prohibited without the prior written consent of SEVN.
Supplemental Data
A copy of SEVN’s Third Quarter 2022 Supplemental Operating and Financial Data is available for download at SEVN’s website, www.sevnreit.com. SEVN’s website is not incorporated as part of this press release.
About Seven Hills Realty Trust
Seven Hills Realty Trust (Nasdaq: SEVN) is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com.

Non-GAAP Financial Measures
SEVN presents Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings, Adjusted Distributable Earnings per common share and Adjusted Book Value per common share, which are considered “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC.
These non-GAAP financial measures do not represent net income, net income per common share or cash generated from operating activities and should not be considered as an alternative to net income or net income per common share determined in accordance with GAAP or as an indication of SEVN’s cash flows from operations determined in accordance with GAAP, a measure of SEVN’s liquidity or operating performance or an indication of funds available for SEVN’s cash needs. In addition, SEVN’s methodologies for calculating these non-GAAP financial measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, SEVN’s reported Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may not be comparable to distributable earnings, distributable earnings per common share, adjusted distributable earnings and adjusted distributable earnings per common share, as reported by other companies.
SEVN calculates Distributable Earnings and Distributable Earnings per common share as net income and net income per common share, respectively, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by SEVN’s manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable.
SEVN defines Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share as Distributable Earnings and Distributable Earnings per common share, respectively, excluding the effects of certain non-recurring transactions.
Management believes that Adjusted Book Value per common share is a meaningful measure of SEVN's capital adequacy because it excludes the unaccreted purchase discount resulting from the excess of the fair value of the loans TRMT then held for investment and that SEVN acquired as a result of the Merger over the consideration SEVN paid in the Merger. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. SEVN's methodology for calculating Adjusted Book Value per common share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, SEVN's Adjusted Book Value per common share may not be comparable to the adjusted book value per common share reported by other companies.

In order to maintain its qualification for taxation as a REIT, SEVN is generally required to distribute substantially all of its taxable income, subject to certain adjustments, to its shareholders. SEVN believes that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may be useful indicators of distributions to SEVN's shareholders and are measures that are considered by SEVN's Board of Trustees when determining the amount of distributions. SEVN believes that Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share provide meaningful information to consider in addition to net income, net income per common share and cash flows from operating activities determined in accordance with GAAP. These measures help SEVN evaluate its performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that SEVN believes are not necessarily indicative of SEVN’s current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by SEVN to its manager under SEVN’s management agreement.
Please see the pages attached hereto for a more detailed statement of SEVN’s operating results and financial condition and for a reconciliation of net income and net income per common share determined in accordance with GAAP to SEVN's calculation of Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share.

SEVEN HILLS REALTY TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
INCOME FROM INVESTMENTS:
Interest income from investments	$11,650	$4,510	$30,098	$9,566
Purchase discount accretion	1,596	—	9,167	—
Less: interest and related expenses	(5,447)	(488)	(10,191)	(680)
Income from investments, net	7,799	4,022	29,074	8,886
OTHER EXPENSES:
Base management fees	1,064	731	3,190	2,167
General and administrative expenses	1,016	433	3,340	1,739
Reimbursement of shared services expenses	520	349	1,520	950
Other transaction related costs	—	—	37	—
Total other expenses	2,600	1,513	8,087	4,856
Income before income taxes	5,199	2,509	20,987	4,030
Income tax expense	(23)	(25)	(107)	(36)
Net income	$5,176	$2,484	$20,880	$3,994

Weighted average common shares outstanding - basic	14,551	10,263	14,526	10,225
Weighted average common shares outstanding - diluted	14,551	10,264	14,526	10,225

Net income per common share - basic and diluted	$0.35	$0.24	$1.43	$0.39

SEVEN HILLS REALTY TRUST
RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS AND
ADJUSTED DISTRIBUTABLE EARNINGS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of net income to Distributable Earnings and Adjusted Distributable Earnings:
Net income	$5,176	$2,484	$20,880	$3,994
Non-cash equity compensation expense	259	—	889	181
Non-cash accretion of purchase discount	(1,596)	—	(9,167)	—
Exit fees collected on loans acquired in Merger (1)	104	—	104	—
Distributable Earnings	3,943	2,484	12,706	4,175
Other transaction related costs (2)	—	—	37	—
Adjusted Distributable Earnings	$3,943	$2,484	$12,743	$4,175

Weighted average common shares outstanding - basic	14,551	10,263	14,526	10,225
Weighted average common shares outstanding - diluted	14,551	10,264	14,526	10,225

Net income per common share - basic and diluted	$0.35	$0.24	$1.43	$0.39
Distributable Earnings per common share - basic and diluted	$0.27	$0.24	$0.87	$0.41
Adjusted Distributable Earnings per common share - basic and diluted	$0.27	$0.24	$0.88	$0.41

(1)    Exit fees collected on loans acquired in the Merger represent fees collected upon repayment of loans for which no income has previously been recognized in Distributable Earnings. In accordance with GAAP, exit fees on loans acquired in the Merger were accreted as a component of the purchase discount and were excluded from Distributable Earnings as a non-cash item. Accordingly, these exit fees have been recognized in Distributable Earnings upon collection.

(2)    Other transaction related costs include expenses related to the Merger.

SEVEN HILLS REALTY TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$76,371	$26,197
Restricted cash	66	98
Loans held for investment, net	695,154	570,780
Prepaid expenses and other assets	3,608	2,918
Total assets	$775,199	$599,993

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$1,508	$1,561
Secured financing facilities, net	503,514	339,627
Due to related persons	1,768	1,111
Total liabilities	506,790	342,299

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.001 par value, 25,000,000 shares authorized; 14,713,623 and 14,597,079 shares issued and outstanding, respectively	15	15
Additional paid in capital	238,417	237,624
Cumulative net income	45,530	24,650
Cumulative distributions	(15,553)	(4,595)
Total shareholders' equity	268,409	257,694
Total liabilities and shareholders' equity	$775,199	$599,993

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever SEVN uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, SEVN is making forward-looking statements. These forward-looking statements are based upon SEVN’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SEVN’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SEVN’s control. For example:
•Mr. Lorenzini states that SEVN delivered another solid quarter of earnings growth supported by continued investment activity and the positive impact of rising interest rates on SEVN's floating rate loan portfolio. Mr. Lorenzini also states that during the third quarter, earnings increased sequentially, SEVN's quarterly distribution remained well covered and total committed capital increased to $763 million. These statements may imply that SEVN will experience continued growth in future periods including in its loan originations and investment income. However, SEVN operates in a highly competitive industry and its business is subject to various risks, many of which are outside its control, including the potential negative impact on the CRE lending market as a result of inflation, high interest rates, geopolitical risks and possible economic recession. These risks and other factors may prevent SEVN from successfully closing additional loans, executing its business plans and realizing its investment objectives and increasing or maintaining its current earnings. SEVN's quarterly distribution coverage may decline if these risks are realized or for other reasons.

•Mr. Lorenzini states that SEVN's credit quality remains strong, with all loans current on debt service and the weighted average risk rating below three. These statements may imply that SEVN’s loans will remain current. However, SEVN's borrowers' and their tenants' businesses are subject to risks, including those related to the current economic conditions, including inflation, high interest rates, geopolitical risks and possible economic recession. As a result of these or other factors, SEVN’s loans may not continue to remain current and the weighted average portfolio risk rating could increase.

•Mr. Lorenzini states that SEVN is modestly leveraged. This statement may imply that SEVN will maintain its current leverage profile. However, SEVN may increase its leverage in the future, whether as a result of operational or financial performance or other reasons.

•Mr. Lorenzini states that SEVN is taking a measured approach to new loan originations, with one closing during the quarter and one loan currently in diligence. This may result in SEVN pursuing and completing fewer loan originations for an indefinite period. Additionally, SEVN's pending and prospective loan and application may not be completed or become a loan, may be delayed or its terms may change. Further, once SEVN invests or commits its remaining capital, its ability to continue to grow and fund loans will be subject to its ability to obtain additional cost-effective capital or to redeploy proceeds from repayments of its loan investments. Additionally, any growth of its loan portfolio may not benefit SEVN if, for example, SEVN does not realize the returns it expects from that growth.

•Mr. Lorenzini states that SEVN's earnings should continue to benefit in the quarters ahead from expected future increases in interest rates. This statement may imply that SEVN will experience continued growth in its investment income and Distributable Earnings, resulting in continued or increased distributions to SEVN's shareholders. However, SEVN's business is subject to various risks, including interest rate risks that could cause SEVN's interest costs to increase to a level that may prevent SEVN from realizing its business objectives. In addition, as SEVN's loan investments are repaid, it may not be able to reinvest those amounts in loans that provide it with spreads similar to those it currently expects. Further, the timing, amount and form of any future distributions will be determined at the discretion of SEVN's Board of Trustees and will depend on various factors that its Board of Trustees deems relevant, including SEVN's historical and projected income, its Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share, the then current and expected needs and availability of cash to pay its obligations and fund its investments, distributions which may be required to be paid to maintain SEVN's qualification for taxation as a REIT, limitations on distributions contained in SEVN's financing arrangements and other factors deemed relevant by SEVN's Board of Trustees. Accordingly, any future distributions may be increased, decreased, suspended or discontinued, and there is no assurance as to the rate at which future dividends, if any, will be paid.

The information contained in SEVN's filings with the SEC, including under “Risk Factors” in SEVN's periodic reports, or incorporated therein, identifies other important factors that could cause SEVN’s actual results to differ materially from those stated in or implied by SEVN’s forward-looking statements. SEVN’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, SEVN does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry
Director, Investor Relations
(617) 796-7651
(END)